FOR RELEASE
April 21, 2016

Investor Relations & Media Contact:
Rob Stewart
Tel (949) 480-8300
Fax (949) 480-8301

ACACIA RESEARCH REPORTS
FIRST QUARTER FINANCIAL RESULTS

Newport Beach, Calif. - (BUSINESS WIRE) - April 21, 2016 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended March 31, 2016.

•	Revenues for the first quarter of 2016 were $24,721,000, as compared to $34,210,000 in the comparable prior year quarter.

•	GAAP net loss for the first quarter of 2016 was $9,965,000, or $0.20 per diluted share, as compared to $13,130,000, or $0.27 per diluted share for the comparable prior year quarter.

•
Non-GAAP net income for the first quarter of 2016 was $2,530,000, or $0.05 per diluted share, as compared to non-GAAP net income of $3,155,000, or $0.06 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP measures.

•	Cash and cash equivalents and restricted cash totaled $156,852,000 as of March 31, 2016.

Consolidated Financial Results - Overview
Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended March 31,
	2016	2015

Revenues (in thousands)	$24,721	$34,210
Net loss (in thousands)	$(9,965)	$(13,130)
Non-GAAP net income (in thousands)	$2,530	$3,155
Diluted loss per share	$(0.20)	$(0.27)
Non-GAAP net earnings per common share - diluted	$0.05	$0.06
New agreements executed	12	23
Licensing and enforcement programs generating revenues	15	18

Trailing twelve-month revenues were as follows (in thousands):

As of Date:	Trailing Twelve -Month Revenues	% Change

March 31, 2016	$115,548	(8)%
December 31, 2015	125,037	5%
September 30, 2015	118,570	(17)%
June 30, 2015	142,768	(6)%
March 31, 2015	152,508	—%

Summary Consolidated Financial Results
Three months ended March 31, 2016 compared with the three months ended March 31, 2015

Revenues (in thousands):

	Three Months Ended March 31,		Change
	2016	2015	$	%

Revenues	$24,721	$34,210	$(9,489)	(28)%

New revenue agreements	12	23	—	—

First quarter 2016 revenues decreased $9,489,000, or 28%, to $24,721,000, as compared to $34,210,000 in the comparable prior year quarter. In the first quarter of 2016, four licensees individually accounted for 22%, 19%, 16% and 11% of revenues recognized, as compared to two licensees individually accounting for 58% and 15% of revenues recognized during the first quarter of 2015.

Cost of Revenues (in thousands):

	Three Months Ended March 31,		Change
	2016	2015	$	%

Inventor royalties	$1,573	$9,325	$(7,752)	(83)%
Contingent legal fees	4,109	4,784	(675)	(14)%
Total inventor royalties and contingent legal fees	$5,682	$14,109	$(8,427)	(60)%

First quarter 2016 inventor royalties expense decreased 83% due primarily to the 28% decrease in related revenues and a greater percentage of revenues generated in the first quarter of 2016 having lower average inventor royalty rates, primarily due to higher average levels of cost recovery related preferred returns, as compared to the portfolios generating revenues in the prior year quarter. First quarter 2016 contingent legal fees expense decreased 14%, as compared to a 28% decrease in related revenues, due primarily to certain patent portfolios generating revenues in the first quarter of 2015 having lower contingent fee rates, as compared to the portfolios generating revenues in the first quarter of 2016.

First quarter 2016 total revenues, less inventor royalties expense and contingent legal fees expense was $19,039,000, or 77% of first quarter 2016 revenues, as compared to $20,101,000, or 59% of revenues recognized in the comparable prior year quarter.

	Three Months Ended March 31,		Change
	2016	2015	$	%

Litigation and licensing expenses - patents	$7,723	$8,675	$(952)	(11)%

First quarter 2016 litigation and licensing expenses decreased 11% due to a net decrease in litigation support costs associated with upcoming trials. We expect litigation and licensing expenses to continue to fluctuate period to period in connection with our current and future patent partnering, prosecution, licensing and enforcement activities.

	Three Months Ended March 31,		Change
	2016	2015	$	%

Amortization of patents	$10,760	$13,038	$(2,278)	(17)%

First quarter 2016 non-cash patent amortization charges decreased 17%, reflecting a decrease in scheduled amortization on existing patent portfolios due primarily to various patent portfolio impairment charges previously recorded in the fourth quarter of 2015.

General and Administrative Expenses (in thousands):

	Three Months Ended March 31,		Change
	2016	2015	$	%

General and administrative expenses	$6,259	$7,328	$(1,069)	(15)%
Non-cash stock compensation expense - G&A	1,735	3,247	(1,512)	(47)%
Total general and administrative expenses	$7,994	$10,575	$(2,581)	(24)%

First quarter 2016 general and administrative expenses, excluding non-cash stock compensation expense, decreased due primarily to a reduction in personnel costs in connection with our recent head count reduction activities and a decrease in variable performance based compensation costs. The decrease was partially offset by an increase in non-recurring employee severance costs. Non-cash stock compensation expense decreased due to a decrease in the grant date fair value for the shares expensed during the period and a decrease in the number of shares expensed resulting from a net reduction in employee headcount.

Other Operating Expenses:

First quarter 2016 other operating expenses were $1,742,000 as compared to $426,000 in the comparable prior year quarter. Other operating expenses includes expense accruals for court ordered attorney's fees and settlement and contingency accruals for other matters.

Financial Condition (in thousands)
Summary Balance Sheet Information:

	March 31, 2016	December 31, 2015

Cash and cash equivalents and restricted cash	$156,852	$145,948
Accounts receivable	25,175	33,500
Total assets	339,813	347,901
Accounts payable and accrued expenses	14,580	17,347
Accrued patent investment costs	—	1,000
Royalties and contingent legal fees payable	18,618	14,878
Total liabilities	33,753	33,746

Summary Cash Flow Information:

	Three Months Ended March 31,
	2016	2015

Net cash provided by (used in):
Operating activities (excluding restricted cash)	$11,908	$(5,112)
Restricted cash	(798)	(10,718)
Cash management and patent investment activities	(1,004)	(11,651)
Financing activities	—	(5,437)

Patent Acquisition Costs. Patent related investments and upfront advances paid in the first quarter of 2016 totaled $1,000,000. Patent related investments and scheduled milestone payments paid in the first quarter of 2015 totaled $16,861,000.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statements of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP, or pro forma, financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense, less certain non-cash tax benefits included in tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Management also believes that providing a non-GAAP financial measure that excludes the impact of excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense allows investors to assess our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies period to period, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes the impact of significant non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
______________________________________________

A conference call is scheduled for today. The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (877) 591-4951 for domestic callers and (719) 325-4790 for international callers, both of whom will need to enter the conference ID 5873924 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (ACTG) is the industry leader in patent licensing. An intermediary in the patent marketplace, Acacia partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and any amendments to the forgoing, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2016	2015

Revenues	$24,721	$34,210
Operating costs and expenses:
Cost of revenues:
Inventor royalties	1,573	9,325
Contingent legal fees	4,109	4,784
Litigation and licensing expenses - patents	7,723	8,675
Amortization of patents	10,760	13,038
General and administrative expenses (including non-cash stock compensation expense of $1,735 for the three months ended March 31, 2016 and $3,247 for the three months ended March 31, 2015, respectively)	7,994	10,575
Research, consulting and other expenses - business development	522	997
Other	1,742	426
Total operating costs and expenses	34,423	47,820
Operating loss	(9,702)	(13,610)

Total other income (expense)	(3)	228
Loss before provision for income taxes	(9,705)	(13,382)
Provision for income taxes	(192)	(170)
Loss including noncontrolling interests in operating subsidiaries	(9,897)	(13,552)
Net (income) loss attributable to noncontrolling interests in operating subsidiaries	(68)	422
Net loss attributable to Acacia Research Corporation	$(9,965)	$(13,130)

Net loss attributable to common stockholders - diluted	$(9,965)	$(13,345)

Diluted loss per common share	$(0.20)	$(0.27)

Weighted average number of shares outstanding, diluted	49,925,550	49,212,207

Reconciliation of GAAP Net Loss and EPS to Non-GAAP Net Income and EPS
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015

GAAP net loss	$(9,965)	$(13,130)

Non-cash stock compensation	1,735	3,247
Non-cash patent amortization	10,760	13,038

Pro forma non-GAAP net income	$2,530	$3,155
Pro forma non-GAAP net earnings per common share - diluted(3)	$0.05	$0.06
GAAP weighted-average shares — diluted	49,942,591	49,290,069

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$145,329	$135,223
Restricted cash	11,523	10,725
Accounts receivable	25,175	33,500
Deferred income taxes	210	210
Prepaid expenses and other current assets	4,352	4,219
Total current assets	186,589	183,877

Property and equipment, net	231	272
Patents, net	151,882	162,642
Other assets	1,111	1,110
	$339,813	$347,901

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$14,580	$17,347
Accrued patent investment costs	—	1,000
Royalties and contingent legal fees payable	18,618	14,878
Total current liabilities	33,198	33,225

Deferred income taxes	210	210
Other liabilities	345	311
Total liabilities	33,753	33,746
Total stockholders’ equity	306,060	314,155
	$339,813	$347,901

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss including noncontrolling interests in operating subsidiaries	$(9,897)	$(13,552)
Adjustments to reconcile net loss including noncontrolling interests in operating subsidiaries to net cash provided by (used in) operating activities:
Depreciation and amortization	10,803	13,101
Non-cash stock compensation	1,735	3,247
Other	69	(12)
Changes in assets and liabilities:
Accounts receivable	8,325	(9,839)
Prepaid expenses and other assets	(134)	(702)
Accounts payable and accrued expenses	(2,733)	(2,133)
Royalties and contingent legal fees payable	3,740	4,778

Net cash provided by (used in) operating activities - excluding restricted cash	11,908	(5,112)
Restricted cash	(798)	(10,718)
Net cash provided by (used in) operating activities	11,110	(15,830)

Cash flows from investing activities:
Purchases of property and equipment	(4)	—
Purchase of available-for-sale investments	—	(13,369)
Maturities and sales of available-for-sale investments	—	18,579
Investments in patents/ patent rights	(1,000)	(16,861)

Net cash used in investing activities	(1,004)	(11,651)

Cash flows from financing activities:
Dividends paid to shareholders	—	(6,375)
Distributions to noncontrolling interests in operating subsidiary	—	938

Net cash used in financing activities	—	(5,437)

Increase (decrease) in cash and cash equivalents	10,106	(32,918)

Cash and cash equivalents, beginning	135,223	134,466

Cash and cash equivalents, ending	$145,329	$101,548

Business Highlights and Recent Developments(2)

Business highlights of the first quarter of 2016 and recent developments include the following:

Revenues for the three months ended March 31, 2016 included fees from the following technology licensing and enforcement programs:

•	4G Wireless technology	•	Online Auction Guarantee technology
•	Audio Communications Fraud Detection technology	•	Reflective and Radiant Barrier Insulation technology
•	Bone Wedge technology	•	Speech codes used in wireless and wireline systems technology
•	Broadband Communications technology	•	Telematics technology
•	Cardiology and Vascular Device technology	•	Unicondylar Knee Replacement technology
•	DisplayPort and MIPI DSI technology	•	Variable Data Printing technology
•	Gas Modulation Control Systems technology	•	Wireless Infrastructure and User Equipment technology
•	Lighting Ballast technology
________________________________________

•
Adaptix, Inc. signed a patent license agreement with Ericsson, Inc. and Telefonaktiebolaget LM Ericsson. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Bonutti Skeletal Innovations LLC entered into a settlement and patent license agreement with DePuy Synthes Products, Inc. and DePuy Synthes Sales, Inc. The agreement resolved litigation that was pending in the United States District Court for the District of Massachusetts.

•	Cellular Communications Equipment LLC and Cellular Communications Equipment GmbH entered into patent license agreements with Sony Mobile Communications Inc.

•	Industrial Print Technologies LLC entered into a settlement and license agreement with Canon Inc., Canon U.S.A., Inc., Canon Solutions America Inc. and OCE Holding B.V.

•
LifePort Sciences LLC, LifeScreen Sciences LLC and LifeShield Sciences LLC entered into a settlement and license agreement with Endologix, Inc. This agreement resolved patent litigation, Civil Action No. 12-cv-1789-GMS, pending in the United States District Court for the District of Delaware.

•
Nexus Display Technologies LLC entered into a settlement and patent license agreement with ViewSonic Corporation. The agreement resolved litigation that was pending in the United States District Court for the Central District of California.

•
Nexus Display Technologies LLC entered into a settlement and license agreement with Dell Inc. This agreement resolved patent litigation, Civil Action No. 2:14-cv-00762-RWS, pending in the United States District Court for the Eastern District of Texas.

•
Promethean Insulation Technology LLC entered into a settlement and patent license agreement with Soprema, Inc. (Canada), Soprema, Inc. (United States) and Soprema U.S.A., Inc. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

______________
(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Adaptix, Inc., Bonutti Skeletal Innovations LLC, Cellular Communications Equipment LLC, Cellular Communications Equipment GmbH, Industrial Print Technologies LLC, LifePort Sciences LLC, LifeScreen Sciences LLC, LifeShield

Sciences LLC, Nexus Display Technologies LLC and Promethean Insulation Technology LLC are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.

(3)Calculated based on pro forma non-GAAP net loss attributable to common stockholders - diluted, not shown.